EXHIBIT 5.1

                   , 2011

Crown Exploration Partners, Ltd.
Managing General Partner
Crown Exploration Fund I, L.P.
4024 Nazarene Drive
Carrollton, Texas 75010

RE:         Crown Exploration Fund I, L.P.

Ladies and Gentlemen:

We have acted as securities counsel to Crown Exploration Partners, Ltd., a Texas limited partnership, in connection with its filing with the Securities and Exchange Commission (“SEC”) of a registration statement on Forms S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance of a maximum of 252 units of pre-formation additional general partner interests (“Additional General Partner Interests”), a maximum of 84 units of pre-formation limited partner interests (“Limited Partner Interests”), and a maximum of 252 units of limited partner interests which are to be issued upon conversion of Additional General Partner Interests (“Converted Limited  Partner Interests”, which together with Additional General Partner Interests and Limited Partner Interests, collectively referred to as “Interests”) in a limited partnership, named “Crown Exploration  Fund I, L.P.” (the “Partnership”), to be formed under the Texas Business Organization Code.

In rendering our opinions, we have examined and relied upon the original or copies, certified to our satisfaction, of :

(i)	the form of Limited Partnership Agreement for the Partnership, filed as Appendix A to the prospectus forming a part of the Registration Statement (the “Partnership Agreement”),

(ii)	the form of Subscription Agreement for the Partnership, filed as Appendix B to the prospectus forming a part of the Registration Statement (the “Subscription Agreement”),

(iii)	the Registration Statement, including the prospectus included therein and exhibits and appendices thereto, and

(iv)	such other documents and instruments as we have deemed necessary for the purpose of rendering the opinions set forth below.

           In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers of Crown Exploration Partners, Ltd., which will serve as the managing general partner of the Partnership, and upon documents, records and instruments furnished to us by the managing general partner, without independent verification of their accuracy.

In rendering the opinions herein provided, we have assumed that: (i) the Partnership will be duly formed, (ii) upon formation, no acts in cancellation of the certificate of formation of the Partnership will have occurred, (iii) upon formation, no events of dissolution of the Partnership will have occurred, (iv) upon formation, each subscriber will have paid the consideration specified in the subscriber’s Subscription Agreement, (v) upon formation, no event of withdrawal of the managing general partner will have occurred, (vi) the Partnership Agreement will be duly executed by Crown Exploration Partners, Ltd., as managing general partner and on behalf of the subscribers pursuant to the power of attorney granted to it by the subscribers, and by Shawn Grisham, as initial limited partner, (vii) a certificate of formation will be executed and filed for record with the Secretary of State of the State of Texas for the Partnership, (viii) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws, (ix) a prospectus (or prospectus supplement) will have been prepared and filed with the SEC describing the Interests offered thereby, (x) all Interests will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus, and (xi) the relevant documents will be duly executed and delivered by all parties thereto.

Based on and subject to the foregoing and subject further to the assumptions, exceptions, and qualifications set forth herein stated, it is the opinion of this firm that when the Interests in the Partnerships are sold to the subscribers and the subscribers are admitted as additional general partners or limited partners, as the case may be, to the Partnership that (a) such Interests will be legally issued and fully paid, and (b) the Interests will be non-assessable, except (i) as provided in the Texas Business Organizations Code, the General Partner Interests may be subject to assessment for the liabilities and recourse obligations of the Partnership and (ii) as provided in the Texas Business Organizations Code, the Converted Limited Partner Interests may be subject to assessment for the liabilities and recourse obligations of the Partnership which arose before the conversion of the Additional General Partner Interests to Converted Limited Partner Interests and for which the Additional General Partners are liable because of their status as general partners of the Partnership at the time the obligations and liabilities arose.

The opinions expressed above are limited in all respects to the laws of the State of Texas and the federal laws of the United States of America, each as in effect on the date hereof.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Sincerely,